UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2013 (September 26, 2013)

American Realty Capital - Retail Centers of America, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-169355	27-3279039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

American Realty Capital — Retail Centers of America, Inc. (the "Company") previously filed a Current Report on Form 8-K on October 1, 2013 (the "Original Form 8-K") reporting its acquisition of a fee-simple interest in a retail power center known as the Tiffany Springs MarketCenter located in Kansas City, Missouri (the "Tiffany Springs MarketCenter") on September 26, 2013. This Amended Current Report on Form 8-K/A is being filed solely for the purposes of amending the Original Form 8-K to provide (i) the financial information related to such acquisition as required by Item 9.01 and (ii) certain additional information with respect to such acquisition.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The following two paragraphs are added to the end of the disclosure under Item 2.01 of the Original Form 8-K.

In evaluating the Tiffany Springs MarketCenter as a potential acquisition and determining the appropriate amount of consideration to be paid, we have considered a variety of factors including: location; demographics; credit quality of the tenants; duration of the in-place leases; strong occupancy and the fact that the overall rental rates are comparable to market rates; expenses; utility rates; ad valorem tax rates; maintenance expenses; the level of competition in the rental market; and the lack of required capital improvements.

The Company believes that the Tiffany Springs MarketCenter is well located, has acceptable roadway access and is well maintained. The Tiffany Springs MarketCenter is subject to competition from similar properties within its respective market area, and the economic performance of the tenants in the Tiffany Springs MarketCenter could be affected by changes in local economic conditions. The Company did not consider any other factors material or relevant to the decision to acquire the Tiffany Springs MarketCenter, nor, after reasonable inquiry, is the Company aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accountants

Board of Directors and Stockholders

American Realty Capital - Retail Centers of America, Inc.

We have audited the accompanying Historical Summary of the fee simple interest in the Tiffany Springs MarketCenter which comprises the statement of revenues and certain expenses for the year ended December 31, 2012, and the related notes to the Historical Summary.

Management's responsibility for the financial statement
Management of American Realty Capital - Retail Centers of America, Inc. is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor's responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses of the Tiffany Springs MarketCenter for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
The accompanying Historical Summary was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K/A of American Realty Capital - Retail Centers of America, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the Tiffany Springs MarketCenter's revenue and expenses.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
December 12, 2013

TIFFANY SPRINGS MARKETCENTER

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Six Months Ended	Year Ended
	June 30, 2013	December 31, 2012
	(Unaudited)
Revenues:
Rental income	$2,019	$3,915
Operating expense reimbursements	678	1,291
Total revenues	2,697	5,206

Certain expenses:
Property operating	437	809
Real estate taxes	384	802
Insurance	25	33
Total certain expenses	846	1,644

Revenues in excess of certain expenses	$1,851	$3,562

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

TIFFANY SPRINGS MARKETCENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2013 are unaudited)

1. Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses ("Historical Summary") include the operations of a fee-simple interest in a retail power center known as the Tiffany Springs MarketCenter located in Kansas City, Missouri (the "Tiffany Springs MarketCenter") for the year ended December 31, 2012 and the six months ended June 30, 2013. American Realty Capital - Retail Centers of America, Inc. (the "Company") completed its acquisition of the Tiffany Springs MarketCenter from two unaffiliated third parties through a wholly owned subsidiary of its operating partnership on September 26, 2013 for $53.5 million, excluding closing costs.

The accompanying Historical Summary has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the "SEC"), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the Tiffany Springs MarketCenter was acquired from unaffiliated parties; and (b) based on due diligence of the Tiffany Springs MarketCenter performed by the Company, management is not aware of any material factors relating to the Tiffany Springs MarketCenter that would cause this financial information not to be indicative of future operating results.

2.  Summary of Significant Accounting Policies

Revenue Recognition

Under the terms of the leases, the tenants pay monthly operating expense reimbursements to the property owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of $0.2 million and $0.1 million over the rent payments received in cash for the year ended December 31, 2012 and for the six months ended June 30, 2013, respectively.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants of the Tiffany Springs MarketCenter on a straight-line basis as of June 30, 2013 and December 31, 2012:

Tenant	June 30, 2013	December 31, 2012
Best Buy	18.9%	19.1%
The Sports Authority	16.0%	16.2%
PetSmart	12.6%	12.8%

The termination, delinquency or non-renewal of these leases may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income on a straight-line basis as of June 30, 2013 and December 31, 2012.

Use of Estimates

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

TIFFANY SPRINGS MARKETCENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2013 are unaudited)

3. Future Minimum Lease Payments

At June 30, 2013, the Tiffany Springs MarketCenter future minimum lease payments are as follows (in thousands):

Future Minimum Lease Payments
July 1, 2013 to December 31, 2013	$2,012
2014	4,157
2015	4,031
2016	3,919
2017	3,841
2018 and thereafter	4,410
Total	$22,370

4. Related Party Transactions and Arrangements

Cousins Tiffany Springs MarketCenterLLC (the "Owner") had a property advisory agreement with Cousins Properties Incorporated (the "Property Advisor"), an affiliate of the Owner, to provide property management services at Tiffany Springs MarketCenter. The Owner paid the Property Advisor a monthly fee equal to 3.0% of the previous month's gross rental receipts. Property management fees incurred are included in property operating expenses on the Statements of Revenues and Certain Expenses.

5. Subsequent Events

The Company has evaluated subsequent events through December 12, 2013, the date upon which this Historical Summary has been issued, and has determined that there have not been any events that have occurred that would require adjustments to the disclosures in the Historical Summary.

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2013
(In thousands)

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital - Retail Centers of America, Inc. (the "Company") had acquired the Tiffany Springs MarketCenter as of June 30, 2013. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Tiffany Springs MarketCenter as of June 30, 2013, nor does it purport to present the future financial position of the Company.

(In thousands)	American Realty Capital - Retail Centers of America, Inc. (1)	Tiffany Springs MarketCenter (2)		Pro Forma American Realty Capital - Retail Centers of America, Inc.
Assets
Real estate investments, at cost:
Land	$12,435	$15,757		$28,192
Buildings, fixtures and improvements	33,957	28,834		62,791
Acquired intangible lease assets	8,665	8,406		17,071
Total real estate investments, at cost	55,057	52,997		108,054
Less: accumulated depreciation and amortization	(3,548)	—		(3,548)
Total real estate investments, net	51,509	52,997		104,506
Cash	5,397	—		5,397
Restricted cash	459	598		1,057
Prepaid expenses and other assets	1,154	150		1,304
Deferred costs, net	413	828	(3)	1,241
Land held for sale	—	564		564
Total assets	$58,932	$55,137		$114,069
Liabilities and Stockholders' Equity
Mortgage notes payable	$28,985	$40,875		$69,860
Notes payable	5,735	—		5,735
Below-market lease liabilities	831	111		942
Accounts payable and accrued expenses	9,091	35		9,126
Deferred rent and other liabilities	60	587		647
Distributions payable	146	—		146
Total liabilities	44,848	41,608		86,456
Common stock	30	14		44
Additional paid-in capital	19,345	13,515		32,860
Accumulated deficit	(5,291)	—		(5,291)
Total stockholders' equity	14,084	13,529		27,613
Total liabilities and stockholders' equity	$58,932	$55,137		$114,069

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013:

(1)	Reflects the Company's historical unaudited Balance Sheet as of June 30, 2013, as previously filed.

(2)
Reflects the acquisition of the Tiffany Springs MarketCenter. The purchase price, excluding related expenses, was $53.5 million, which was funded through the sale of common stock as well as a $40.9 million mortgage loan.

(3)	Includes financing coordination fees of $0.4 million incurred and payable to the Company's advisor, American Realty Capital Retail Advisor, LLC (the "Advisor").

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets and liabilities, as applicable, related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from five to 15 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about the property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE SIX MONTHS ENDED JUNE 30, 2013

The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the six months ended June 30, 2013 are presented as if American Realty Capital - Retail Centers of America, Inc. (the "Company") had acquired the Tiffany Springs MarketCenter as of the beginning of the periods presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the Tiffany Springs MarketCenter as of the beginning of the periods presented, nor does it purport to present the future results of operations of the Company.

 Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012:

(In thousands)	American Realty Capital - Retail Centers of America, Inc. (1)	Tiffany Springs MarketCenter (2)	Pro Forma Adjustments Tiffany Springs MarketCenter		Pro Forma American Realty Capital - Retail Centers of America, Inc.
Revenues:
Rental income	$990	$3,915	$(311)	(3)	$4,594
Operating expense reimbursements	276	1,291	—		1,567
Total revenues	1,266	5,206	(311)		6,161
Operating expenses:
Property operating	295	1,644	50	(4)	1,989
Acquisition and transaction related	987	—	—		987
General and administrative	245	—	—		245
Depreciation and amortization	1,108	—	3,428	(5)	4,536
Total operating expenses	2,635	1,644	3,478		7,757
Operating (loss) income	(1,369)	3,562	(3,789)		(1,596)
Other expenses:
Interest expense	(833)	—	(1,981)	(6)	(2,814)
Net (loss) income	$(2,202)	$3,562	$(5,770)		$(4,410)

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE SIX MONTHS ENDED JUNE 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013:

(In thousands)	American Realty Capital - Retail Centers of America, Inc. (1)	Tiffany Springs MarketCenter (2)	Pro Forma Adjustments Tiffany Springs MarketCenter		Pro Forma American Realty Capital - Retail Centers of America, Inc.
Revenues:
Rental income	$2,168	$2,019	$(217)	(3)	$3,970
Operating expense reimbursements	615	678	—		1,293
Total revenues	2,783	2,697	(217)		5,263
Operating expenses:
Property operating	813	846	25	(4)	1,684
Acquisition and transaction related	7	—	—		7
General and administrative	170	—	—		170
Depreciation and amortization	2,235	—	1,714	(5)	3,949
Total operating expenses	3,225	846	1,739		5,810
Operating (loss) income	(442)	1,851	(1,956)		(547)
Other expense:
Interest expense	(1,531)	—	(990)	(6)	(2,521)
Extinguishment of debt	(130)	—	—		(130)
Total other expenses	(1,661)	—	(990)		(2,651)
Net (loss) income	$(2,103)	$1,851	$(2,946)		$(3,198)

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the six months ended June 30, 2013.

(1)	Reflects the Company's historical operations for the period indicated as previously filed.

(2)	Reflects the operations of the Tiffany Springs MarketCenter for the period indicated, excluding acquisition costs.

(3)	Represents adjustments to straight-line rent for lease terms as of the acquisition date as well as adjustments for below and above market leases.

(4)
Represents a 100 basis point increase in property management fees as a percentage of gross rental receipts. The Company pays a property management fee to its Advisor equal to 4.0% of gross rental receipts, while the seller paid the seller's property manager a property management fee equal to 3.0% of gross rental receipts.

(5)
Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of each period presented.  Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the initial term of the respective leases, which ranges from five to 15 years.

(6)
Represents interest expense that would have been recorded on debt incurred in connection with the acquisition, had the property been acquired as of the beginning of the periods presented. The Company financed a portion of the acquisition with a mortgage loan of $40.9 million which bears interest at an annual fixed rate of 4.38%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA, INC.

Dated: December 12, 2013	By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President and Chief Financial Officer